UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd., Suite #300 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

1-888-263-0832

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective April 27, 2017, Cannabis Science, Inc. (the “Company”), entered into a new Research Collaboration Agreement (the “Agreement”) with Dana-Farber Cancer Institute, Inc., (the “Institute”) a Massachusetts not-for-profit corporation, having its principal offices at 450 Brookline Avenue, Boston, MA 02215. This Agreement builds on a Research Collaboration Agreement entered into between the Company and the Institute on January 3, 2017, and expands the scope of the working relationship of the parties.

Pursuant to the Agreement, the Institute has developed know-how and expertise in the treatment of cancer and desires to obtain funding and technical support from the Company to further such research. The Company would like to establish a consortium of academic investigators from several U.S. not-for-profit institutions, and would like the Institute to be the lead institution to develop and investigate the use of cannabinoids to cure various cancers, investigate synergies with radiotherapy and immunotherapy, and obtain certain data and rights to inventions developed during research funded by the Company.

This consortium will operate as a virtual institute/consortium involving researchers from different institutions conducting research on medical cannabis for treatment of cancers and other indications. The research would also include investigating synergies in the use of cannabinoids in combination with standard treatment approaches such as radiotherapy and immunotherapy.

Seed funding for the consortium/virtual institute will be provided by the Company. The virtual institute will be dedicated to conducting medical cannabis research and complementary education activities. Collaborations amongst consortium Principal Investigators will be designed to accelerate clinical translation (with FDA approval) of medical cannabis for cancer and other indications without the usual side effects that have hitherto hampered clinical translation.

The specific aims that will be supported under the new Agreement will include:

  Develop unique cannabinoid-delivery technology;
  Conduct scale-up studies to validate and optimize treatment parameters when using the developed delivery technologies/products;
  Investigate the use of cannabinoids in greater effective management of pain during chemoradiotherapy; and
  Establish core research facility for extracting/analyzing and loading of superior grade cannabinoids in different precision delivery technologies towards treatment of different indications without the side effects that have been a barrier to clinical translation.

The term of the Agreement is for five years. In consideration for the Agreement and performance of the Research, the Company shall pay the Institute $1,834,062, payable in yearly installments.

Each Party shall have the right to seek additional third-party funding for the Research and in the case of the Company, for commercialization of all Inventions derived as a result of the Agreement and both parties shall mutually agree on the terms and conditions (outside of the terms of the Agreement) for any third-party research funding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: May 17, 2017	By:	/s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.

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